EXHIBIT 10.11

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                                February 23, 2005



U.S. Bank National Association
Corporate Trust Services-SFS
One Federal Street, 3rd Floor
Boston, Massachusetts 02110


Delaware Trust Company, National Association
300 Delaware Avenue, 9th Floor
Wilmington, Delaware 19801


               Re: The National Collegiate Student Loan Trust 2005-1 Back-up Administration Agreement
                        --------------------------------


Ladies and Gentlemen:

         In connection with the issuance by The National Collegiate Student Loan Trust 2005-1 (the "TRUST") and NCF Grantor Trust 2005-1 of student loan asset backed notes and certificates on February 23, 2005 pursuant to the Indenture dated as of February 1, 2005 (the "INDENTURE") between the Trust and U.S. Bank National Association ("U.S. BANK") and the Grantor Trust Agreement dated as of February 23, 2005 between The National Collegiate Funding LLC and U.S. Bank, respectively, this letter serves as the Back-up Administration Agreement (the "BACK-UP AGREEMENT") and amends and supplements the Administration Agreement dated as of February 23, 2005 (the "ADMINISTRATION AGREEMENT") among the Trust, Delaware Trust Company, National Association, U.S. Bank and First Marblehead Data Services, Inc. ("FMDS") as set forth below.

         Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Administration Agreement. In the event of the resignation or removal of FMDS as Administrator pursuant to Section 8 of the Administration Agreement, U.S. Bank shall assume the duties required to be performed by FMDS as Administrator under the Administration Agreement; provided that U.S. Bank shall not under any circumstances be responsible for any representations and warranties or for any payment, guarantee and indemnity obligations of FMDS as the Administrator, in each case, under the Administration Agreement, any other Trust Related Agreements or the Grantor Trust Related Agreements or for any liability incurred by FMDS as the Administrator prior to the date of the assumption by U.S. Bank of the obligations of the Administrator under the Administration Agreement. Notwithstanding the foregoing, with the consent of the Owner Trustee, U.S. Bank, if it is unwilling or unable to so act, may designate a successor Administrator to be appointed pursuant to the provisions of Section 8 of the Administration Agreement, subject to the satisfaction of the conditions set forth in Section 8(e) and (f). As compensation for the performance of U.S. Bank's obligations under this Back-up Agreement, U.S. Bank shall be entitled to (i) $10,000 payable by the Trust on the date of this Back-up Agreement and (ii) a monthly fee of $1,000 payable by the Trust on each Distribution Date pursuant to section 8.02(d), first of the Indenture until such time as U.S. Bank begins performing FMDS' duties as Administrator under the Administration Agreement. In the event

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that FMDS resigns or is removed as Administrator and U.S. Bank begins performing
FMDS' duties as Administrator under the Administration Agreement, U.S. Bank shall be compensated as the Administrator in accordance with the Administration Agreement.

         U.S. Bank will be subject to all of the terms and conditions of the Administration Agreement in so far as such terms and conditions apply to U.S. Bank's duties as set forth above. In the performance or non-performance of its duties contemplated by this Back-up Agreement, U.S. Bank shall be subject to the same standard of care as the Administrator under the Administration Agreement and shall be entitled to the same rights, privileges, protections, immunities and benefits given to the Administrator under the Administration Agreement. In no event will U.S. Bank be responsible for the obligations of the Administrator or be responsible for any actions, omissions or malfeasance of the Administrator under the Administration Agreement, the Trust Related Agreements and the Grantor Trust Related Agreements prior to the assumption by U.S. Bank of the obligations of the Administrator under the Administration Agreement.

         In order to facilitate the performance of U.S. Bank's duties under this Back-up Agreement, FMDS will make all files, systems and employees available to U.S. Bank. Without limiting the generality of the foregoing, FMDS agrees to cooperate with U.S. Bank (or its designee) to facilitate the orderly transfer of its duties under the Administration Agreement, including without limitation, notifying the Servicers, the Custodians, their collection agents and other appropriate parties of the transfer of the administrator function and providing (or causing the Servicers to provide) U.S. Bank with all documents and records in electronic or other form reasonably requested by U.S. Bank to enable U.S. Bank or its designee to assume the Administrator's functions under the Administration Agreement, the Trust Related Agreements and the Grantor Trust Related Agreements (including without limitation such information relating to Defaulted Student Loans) and shall transfer (and cause any collection agent to transfer) to the Indenture Trustee for deposit into the TERI Pledge Fund for the benefit of the Trust all monies received by it with respect to the Defaulted Student Loans. Subject to the foregoing, U.S. Bank will be required to begin performing its duties under this Back-up Agreement within 30 days of receiving notice of FMDS' resignation or removal as Administrator under the Administration Agreement (or, if later, the effective date of the resignation or removal). Out of pocket expenses incurred by U.S. Bank in connection with the transition of services hereunder shall be borne by FMDS. To the extent that such expenses are not paid by FMDS, such expenses shall be paid by the Trust pursuant to the Indenture.

         The provisions of Section 17 of the Administration Agreement are incorporated herein by reference and shall apply to this Back-up Agreement as they apply to the Administration Agreement.



                                       2
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         Please evidence your agreement with the terms set forth herein by signing this letter below.


                         Sincerely,

                         THE NATIONAL COLLEGIATE STUDENT LOAN
                         TRUST 2005-1

                         By:     DELAWARE TRUST COMPANY, NATIONAL
                                 ASSOCIATION, not in its individual capacity but solely as Owner Trustee


                                 By:    /s/ Sterling C. Correia
                                    --------------------------------------
                                     Name: Sterling C. Correia
                                     Title: Vice President


                         FIRST MARBLEHEAD DATA SERVICES, INC.


                         By:  /s/ Stephen Anbinder
                            ----------------------------------------------
                            Name: Stephen Anbinder
                            Title: President


                         THE NATIONAL COLLEGIATE FUNDING LLC

                         By: GATE Holdings, Inc., Member


                               By: /s/ Stephen Anbinder
                                   ----------------------------------------
                                   Name: Stephen Anbinder
                                   Title: President

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ACCEPTED AND AGREED:


DELAWARE TRUST COMPANY, NATIONAL
ASSOCIATION, not in its individual capacity but solely as Owner Trustee


By:    /s/ Sterling C. Correia
   ------------------------------------------
     Name: Sterling C. Correia
     Title: Vice President


U.S. BANK NATIONAL ASSOCIATION


By:   /s/ Vaneta I. Bernard
   ------------------------------------------
     Name: Vaneta I. Bernard
     Title: Vice President